Exhibit 10.2

Fufeng Jinqiu Printing and Packaging Co., Ltd. Land Lease Agreement

(Unofficial Translation)

Lessor: the third group of Shangquan Village's (Here in after, Party A)

Lessee: Fufeng Jinqiu Printing and Packaging Co., Ltd. (Here in after, Party B)

Lease Aim: Five-layer cardboard production line construction project

1.
Based on the original lease, Party A re-leased to Party B 11.8 acres of farmland, totaling 15 acres for 400 yuan per acre. (See attached picture). Party B shall pay rent on time. Within the validity of the agreement, the rent shall not be changed. If Party B has any objection, it shall be considered as breach of contract.

2.
The lease tern is 30 years, from November 1, 2007 to Oct. 31, 2037. If Party B continues to operate after the expiration day, Party B has the priority to renew the lease. During the period of this agreement, no matter Party B operates or not, the rent still needs to be paid on time.

3.
After the agreement expiration, if Party B does not operate or transfer the business, the land needs be reclaimed by the Party B to ensure the original farmland appearance. The day the land returns back to the farmland is the day of termination of agreement. Otherwise, the agreement will continue, and Party B is responsible for all the losses.

4.
For the farmer contracted responsibility field and autumn corn within Party B's plant site, Party B will be responsible to negotiate and resolve the problems with farmers by themselves. Party A will not engage in the dispute.

5.
This Agreement has four copies. Party A, Party B, the notary office and the villagers' committee, each of them holds one. The agreement will take into effect and legally bind after signed by both parties and the Monitoring and Certificate authority.

Party A Signature: the third group of Shangquan Village (Signed and Stamped)

Party B Signature: Jinqiu carton packing plant (Signed and Stamped)

Notarization Signature: (Stamped)

 Villagers' committee: Agree the third group’s representative’s opinion.

Representatives: /s/ Shizhang Song, Zhouming Song, Jianming Liu, Jinjin Liu, Shenfang Song, Jianshi Song, Xiaocheng Song, Jianzhong Song, Shizhong Song, [illegible]